Exhibit 4.33

AGREEMENT FOR EQUITY TRANSFER

OF

BEIJING NOVEL-SUPER DIGITAL TV TECHNOLOGY CO., LTD

BETWEEN

CHINA DIGITAL TV TECHNOLOGY CO., LTD.

AND

GOLDEN BENEFIT TECHNOLOGY CO., LTD.

DATED DECEMBER 2007

CONTENTS

THE PARTIES	1
DEFINITIONS	1
TRANSFER OF EQUITY	1
STEPS PRIOR TO APPROVAL	2
STEPS AFTER APPROVAL	2
PAYMENT OF TRANSFER PRICE	2
STATEMENT, GUARANTEE AND PROMISE	2
CONFIDENTIALITY AND NON-COMPETITION	3
COMPENSATION GUARANTEE	3
MODIFICATION OF RIGHTS AND OBLIGATIONS	3
EXPENSES AND STAMP TAX	3
NOTICE	3
APPLICABLE LAW AND SETTLEMENT OF DISPUTES	3
OTHERS	3

THE PARTIES

THIS AGREEMENT was signed in December, 2007 by and between:

The Transferor: CHINA DIGITAL TV TECHNOLOGY CO., LTD.

Legal Address: Pasea Estate, Road Town, Tortola, British Virgin Islands

Chairman of Board: Lu Zengxiang	Nationality: China

The Transferee: GOLDEN BENEFIT TECHNOLOGY CO., LTD.

Legal Address: Room 1401, Cambridge House, 26-28 Cameron Road, Tsimshatsui, Kowloon.

Director: Zhu Jianhua	Nationality: China

WHEREAS:

Established in China on May 31, 2004, BEIJING NOVEL-SUPER DIGITAL TV TECHNOLOGY CO., LTD. (hereinafter referred to as “Company”) is a foreign-capital enterprise by CHINA DIGITAL TV TECHNOLOGY CO., LTD. (hereinafter referred to as “the Transferor”) in accordance with Companies Law of the People’s Republic of China, Law of the People’s Republic of China on Foreign-Capital Enterprises and laws concerned. GOLDEN BENEFIT TECHNOLOGY CO., LTD. (hereinafter referred to as “the Transferee”) is a limited company established in Hong Kong in full capital by the Transferor.

(1)
Whereas meeting the structure and business development of the Company, the Transferor agrees to transfer its 100% equity in the Company to the Transferee in accordance with the terms and conditions herein.

(2)	The Transferor will indirectly control the Company in a 100% manner hereafter.

DEFINITIONS

1.1	Under this Agreement:

Approval Authority: shall mean the Ministry of Commerce of the People’s Republic of China or the organizations it authorizes.

Approval Date: shall mean the date the approval authority issues an approval of the transferred items hereunder.

Business Day: shall mean any day except Saturday and Sunday, but not include legal holidays.

Validity Day: shall mean the approval day.

Equity: shall mean the equity/equities transferrable under the terms and conditions herein.

1.2	Under this Agreement:

(a)	Any terms and WHEREAS terms mentioned shall refer to the terms and WHEREAS terms herein.

(b)	Any titles are all set up for convenience and shall not influence the construction herein.

TRANSFER OF EQUITY

2.1
The transfer of the full equity of BEIJING NOVEL-SUPER DIGITAL TV TECHNOLOGY CO., LTD. from CHINA DIGITAL TV TECHNOLOGY CO., LTD. to GOLDEN BENEFIT TECHNOLOGY CO., LTD. (hereinafter referred to as “Transfer”) is an agreed resolution through fair, impartial and equal negotiation in accordance with the laws of the People’s Republic of China and the terms and conditions herein.

2.2
No liability, burden, mortgage, pledge, pawn, lien or any other guaranty agreements or arrangements in the transfer of the full equity of BEIJING NOVEL-SUPER DIGITAL TV TECHNOLOGY CO., LTD. from CHINA DIGITAL TV TECHNOLOGY CO., LTD.

2.5
After the transfer of equity, the transferee will hold 100% equity of the Company and shall fulfill modification registration in industrial and commercial administration in accordance with law after being approved by the government in accordance with regulations.

STEPS PRIOR TO APPROVAL

3.1	It is agreed that the following documents shall be submitted and prepared before the documents for approval of transfer are submitted to the approval authority:

The Company shall prepare a transfer application, a revised version of the articles of association, this Agreement, the resolution of the board of directors, appointment of the directors and the general manager, the approval certificate of the establishment of company, the present business license of the company and all other necessary documents, and shall apply for being approved and suggest the approval authority to issue these approvals.

STEPS AFTER APPROVAL

4.1	After the approval date:

The Company shall apply to the Industrial and Commercial Administration Bureau for alteration of business license and shall attach the documents concerned.

PAYMENT OF TRANSFER PRICE

5.1	It is agreed that the Transferee acquires the full equity in a cost price of the equity of the Transferor, the actual investment $ 4,500,000 of the Transferor in the Company; and,

5.2
The modes of payment: within three (3) months after acquiring the Certificate of Approval for an Enterprise with Foreign Investment, the Transferee shall pay the transfer price with dollars in cable transfer. Before the payment, the Transferor and the Transferee shall notify the other party in written the foreign exchange accounts opened in accordance with law;

STATEMENT, GUARANTEE AND PROMISE

6.1	The Transferor’s statements and guarantees herein as below:

(a)	No liability, burden, mortgage, pledge, pawn, lien or any other guaranty agreements or arrangements on the ownership of the interests of equity held by the Transferor;

(b)
The Transferor has sufficient right and authority to sign, perform and abide by any obligations under this Agreement; this Agreement shall be signed and delivered by the Transferor and the obligations shall be legal, effective, binding and performable in accordance with the terms and conditions herein.

6.2
The Transferee shall state and guarantee to the Transferor that the Transferee has sufficient rights and authority to sign, perform and abide by any obligations under this Agreement; this Agreement shall be signed and delivered by the Transferee and the obligations shall be legal, effective, binding and performable in accordance with the terms and conditions herein.

6.3
Any statements and guarantees herein shall be deemed as independent to each other, (unless conversed regulations are made) and shall not be limited by other statements and guarantees, nor be limited by any other terms and conditions herein.

CONFIDENTIALITY AND NON-COMPETITION

7.1
It is guaranteed that they shall bear the confidential obligation to the business secrets of the other party involved in the process of transfer and the equity transfer itself. Where any loss of the other party is caused by any party’s faults, the faulty party shall bear the actual loss of the other party.

COMPENSATION GUARANTEE

8.1
It is agreed irrevocably and unconditionally that where the other party or the Company suffers any loss caused by each party in violation of any statements, guarantees or promises herein, each party shall compensate sufficiently to the other party’s company.

MODIFICATION OF RIGHTS AND OBLIGATIONS

9.1
The parties herein agree that, as from the approval day when the approval authority approves, the Transferor shall not share any right to vote and any power of representation in the board of directors of the Company.

EXPENSES AND STAMP TAX

10.1
Each party itself shall undertake any expenses arising from the negotiation, drafting and signing of this Agreement on it. The parties shall bear equally any stamp taxes payable arising from the execution this Agreement.

10.2	The Company itself shall undertake the expenses occur in application procedures.

NOTICE

11.1
Any notices under this Agreement shall be given in written, signed by the senders or its representatives and sent through fax or registration mail. Any notices served through fax, registration mail or sending by a special person shall be deemed to be received in the following conditions:

a)	Upon twelve hours after sending through fax.

b)	Within the fifth business day after sending through registration mail.

c)	Within the fourth business day as from the date when the notice is entrusted to an email express service acknowledged internationally.

APPLICABLE LAW AND SETTLEMENT OF DISPUTES

12.1	This Agreement shall be governed by the law of China.

12.2
Any disputes and claims, including any problems concerning the existence, validity or termination of this Agreement, arising from the execution of, or in connection with the Agreement first shall be settled through friendly consultations between both parties. In case no settlement can be settled through consultations, each party shall be entitled to submit the disputes to the China International Economic and Trade Arbitration Commission for arbitration. In the process of consultation or arbitration, this Agreement shall be performed continuously except the disputed items in consultation or arbitration.

OTHERS

13.1	This Agreement is signed in sextuplicate in Chinese, each party holds one, and other four copies shall be submitted to the approval authority for being approved.

13.2	Any amendment hereto shall not be in valid before a written document is signed by and between the parties and approved by the approval authority.

13.3
The publicity of the content and time of the trade mentioned hereto shall be agreed by and between the parties. Without consultation to the other party in advance, any party shall not publicize, announce or disclose this Agreement or the relationship between two parties to the public or the staff members of the Company.

13.4	This Agreement shall be effective as of the validity day. It is agreed that the transfer shall not be effective before the approval authority approves in accordance with the laws of China.

The Transferor: CHINA DIGITAL TV TECHNOLOGY CO., LTD.

/s/ Lu Zengxiang

Legal Representative (or Authorized Representative): Lu Zengxiang

The Transferee: GOLDEN BENEFIT TECHNOLOGY CO., LTD.

/s/ Zhu Jianhua

Legal Representative (or Authorized Representative): Zhu Jianhua